Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Alan Baratz and John M. Markovich, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Post-Effective Amendment No. 1 to Registration Statement No. 333-267124, or other appropriate form, and all amendments thereto, including post-effective amendments, of D-Wave Quantum Inc., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following person in the capacities and on the dates indicated:

NAME	TITLE	DATE

/s/ Ziv Ehrenfeld	Director	June 1, 2023
Ziv Ehrenfeld

/s/ Phillip Adam Smalley III	Director	June 1, 2023
Phillip Adam Smalley III